CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We consent to the use in this Registration Statement on Form 10-SB of our report included herein dated March 25, 2006, and 10-SB/A relating to the financial statements of SKYLYFT Media Network,Inc., and to the reference to our firm under the caption “ Experts” in this Registration Statement.

/s/ Drakeford & Drakeford, LLC

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Drakeford & Drakeford,LLC

Certified Public Accountants

554 Duncan Road

Royston, Georgia 30662

December 6, 2006